UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 20, 2003

Johnson Outdoors Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-16255	39-1536083
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Main Street, Racine, Wisconsin 53403
(Address of principal executive offices, including zip code)

(262) 631–6600
(Registrant’s telephone number, including area code)

Item 7.	Financial Statements and Exhibits.
	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits. The following exhibit is being furnished with this Current Report on Form 8-K (this “Report”):
		99	Press Release dated November 20, 2003.
Item 12.	Results of Operations and Financial Condition.
On November 20, 2003, Johnson Outdoors Inc. (the “Company”) issued a press release announcing the Company’s annual and quarterly financial results for the reporting period ended October 3, 2003 (the “Press Release”). A copy of the Press Release is being furnished as Exhibit 99 to this Report.

The Company reports its financial results of operations in accordance with generally accepted accounting principles (“GAAP”). The Company has also provided in the Press Release certain non-GAAP financial measures to complement its financial information presented in accordance with GAAP. These non-GAAP financial measures relate to the Company’s results excluding the Jack Wolfskin business, which was sold in the fourth quarter of fiscal 2002, unusual charges relating to a voluntary product recall and charges relating to operational changes which included write downs of inventory, tooling and equipment, severance costs, facilities closing costs, a discontinued acquisition. The Company believes the non-GAAP financial information is useful to the readers of the Press Release because it (a) provides comparable quarter over quarter and year over year financial information based on the Company’s continuing businesses and (b) better enables the reader to evaluate the performance of these businesses. The Company has provided within the Press Release a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The presentation of the non-GAAP financial information should not be considered in isolation or in lieu of the results prepared in accordance with GAAP, but should be considered in conjunction with the results prepared in accordance with GAAP.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2003

JOHNSON OUTDOORS INC.
By:	/s/ Paul A. Lehmann
Its: Vice President and Chief Financial Officer, Secretary (Principal Financial and Accounting Officer)

JOHNSON OUTDOORS INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number
99	Press Release dated November 20, 2003.